Exhibit 5.1

August 10, 2021

ironSource Ltd.

121 Menachem Begin Street

Tel Aviv 6701203, Israel

RE:	Registration on Form S-8

Ladies and Gentlemen:

We have acted as Israeli counsel to ironSource Ltd., an Israeli company (the “Company”), in connection with its filing of a registration statement on Form S-8 on or about the date hereof (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offering, issuance and sale of an aggregate of 207,880,933 of the Company’s Class A ordinary shares, no par value (“Class A ordinary shares”) and Class B ordinary shares, no par value (“Class B ordinary shares”) (collectively, the “Shares”) under the Company’s 2013 Share Incentive Plan (the “2013 Plan”), 2021 Share Incentive Plan (the “2021 Plan”) and 2021 Employee Share Purchase Plan (the “2021 ESPP”) (collectively, the “Plans”), consisting of the following:

(i)

33,814,152 Class A ordinary shares and 33,814,152 Class B ordinary shares, in the aggregate, that are reserved for issuance upon exercise of options and/or settlement of restricted share units (“RSUs”) that are currently outstanding under the 2013 Plan;

(ii)

19,870,175 Class A ordinary shares and 19,820,175 Class B ordinary shares, in the aggregate, that are reserved for issuance upon exercise of options and/or settlement of RSUs that are currently outstanding under the 2021 Plan;

(iii)

33,814,152 Class A ordinary shares and 19,820,175 Class A ordinary shares issuable under the 2013 Plan and 2021 Plan, respectively, upon the potential automatic conversion, on a one-for-one basis, of the Class B ordinary shares described in paragraphs (i) and (ii) above, respectively (no additional shares are allocated under the 2013 Plan or 2021 Plan for these shares, as existing shares available under those Plans convert from Class B ordinary shares to Class A ordinary shares when those conversions occur);

(iv)	33,425,916 Class A ordinary shares reserved and available for issuance pursuant to future share-based awards under the 2021 Plan; and

(v)	13,502,036 Class A ordinary shares reserved for future issuance under the 2021 ESPP.

In our capacity as counsel to the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s (i) Articles of Association, as amended and restated (the “Articles”), (ii) the Plans, (iii) resolutions of the Company’s board of directors and shareholders, and (iv) other statements of corporate officers and other representatives of the Company and other documents provided to us by the Company as we have deemed necessary or appropriate as a basis for this opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to this opinion, to the extent that we did not independently establish relevant facts, we have relied on certificates of public officials and certificates of officers or other representatives of the Company. We have also assumed the truth of all facts communicated to us by the Company and that all consents, minutes and protocols of meetings of the Company’s board of directors and shareholders, which have been provided to us, are true and accurate and prepared in accordance with the Company’s Articles and all applicable laws. In addition, we have assumed that the Company will receive the full consideration for the Shares.

We are admitted to practice law in the State of Israel and the opinion expressed herein is expressly limited to the laws of the State of Israel.

On the basis of the foregoing, we are of the opinion that the Shares being registered for offer, issuance and sale pursuant to the Registration Statement, when issued and paid for in accordance with the Plans, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this opinion and such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K promulgated under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/ Meitar | Law Offices
Meitar | Law Offices

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